Exhibit 5	Squire Patton Boggs (US) LLP 200 South Biscayne Boulevard, Suite 4700 Miami, Florida 33131 O +1 305 577 7000 F +1 305 577 7001 squirepattonboggs.com

August 24, 2017
NextEra Energy, Inc.
700 Universe Boulevard
Juno Beach, Florida 33408

Ladies and Gentlemen:
We are acting as counsel to NextEra Energy, Inc., a Florida corporation (the “Company” ) in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 500,000 shares (the “Shares”) of common stock, par value $.01 per share, of the Company issuable pursuant to the NextEra Energy, Inc. 2017 Non-Employee Directors Stock Plan as in effect on the date hereof (the “Plan”). This opinion letter is furnished to you at your request to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5) in connection with the Registration Statement.
In connection therewith, we have examined (i) the Company’s Restated Articles of Incorporation and the Company’s Bylaws, each as amended to the date hereof; (ii) the Plan; (iii) resolutions adopted by the Board of Directors on February 17, 2017 with respect to the registration of the Shares, and (iv) such other corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. As to all matters of fact, we have relied on the representations and statements of facts made in the documents so reviewed, and we have not independently established the facts so relied upon. We have further assumed there will be no changes to such documents and agreements, or expiration thereof, after the date hereof which would affect the opinions expressed herein. This opinion letter is given, and all statements herein are made, in the context of the forgoing.
This opinion letter is based as to matters of law solely on the Florida Business Corporation Act, as amended. We express no opinion here as to any other laws, statutes, ordinances, rules or regulations. As used herein, “Florida Business Corporation Act, as amended”

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010-8507-3627/1/AMERICAS

Squire Patton Boggs (US) LLP
August 24, 2017

includes the statutory provisions contained therein, all applicable provisions of the Florida Constitution and reported judicial decisions interpreting these laws.
Based upon and subject to and limited by the foregoing, we are of the opinion that following (a) the effectiveness of the Registration Statement, (b) issuance of the Shares pursuant to the terms of the Plan and the award agreements thereunder, and (c) receipt by the Company of the consideration for the Shares specified in the applicable resolutions of the Board of Directors or a duly authorized committee thereof and in the Plan and the award agreements thereunder, the Shares that constitute original issuances by the Company will be validly issued, fully paid and nonassessable.
This opinion has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date hereof.
We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Respectfully submitted,
/s/ SQUIRE PATTON BOGGS (US) LLP
Squire Patton Boggs (US) LLP

JEM

010-8507-3627/1/AMERICAS